Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Report of Herbst Gaming, Inc. on Form 8-K/A of our report on St. Joseph Riverboat Partners dated February 10, 2005.

/s/ CLIFTON GUNDERSON LLP

CLIFTON GUNDERSON LLP

St. Joseph, Missouri
April 14, 2005